Exhibit 16.1

                         [GRANT THORNTON LLP LETTERHEAD]

October 23, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Re: The First of Long Island Corporation
    File No. 0-12220

Dear Sir or Madam:

We have read Item 4(a) of the Form 8-K of The First of Long Island Corporation dated October 24, 2003 and agree with the statements concerning our Firm contained therein.


Very truly yours,
/s/Grant Thornton LLP